Exhibit 99.5

EXECUTION VERSION

IRREVOCABLE PROXY PURSUANT TO AMENDED AND RESTATED COORDINATION AGREEMENT

Each undersigned shareholder (each, a “Shareholder”) of Skyline Champion Corporation (the “Company”) hereby (a) irrevocably (to the fullest extent permitted by applicable law) and unconditionally grants to, designates and appoints each investor listed on Schedule 1 hereto (the “Investors”) as the sole and exclusive attorneys-in-fact and proxies of such Shareholder, with full power of substitution and resubstitution, to represent it with respect to all matters presented to the holders of capital stock of the Company, including at any annual or special meetings of shareholders of the Company, (b) authorizes and empowers each Investor listed on Schedule 1 hereto, to vote, or cause to be voted, and exercise all voting and related rights (to the fullest extent that such Shareholder is entitled to do so) with respect to all of the shares of capital stock of the Company that are now or are hereafter may be beneficially owned by such Shareholder, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the direction of the Requisite Investor Majority, as such Shareholder’s proxy, at any and all meetings of the shareholders of the Company, and as such Shareholder’s proxy, to consent or dissent to any action taken without a meeting in accordance with the direction of the Requisite Investor Majority and (c) makes, constitutes and irrevocably appoints each Investor to act as the true and lawful proxy and attorney-in-fact in the name and on behalf of such Shareholder, with full power of substitution and resubstitution, to vote and execute and deliver written voting consents with respect to all Shares in accordance, in each of clauses (a) – (c), with the direction of the Requisite Investor Majority, to the extent and with the same effect such Shareholder could do under any applicable laws or regulations governing the rights and powers of shareholders of the Company, in each case, from and after the date hereof until the closing of the Initial Offering (the “Expiration Time”) (notwithstanding that the Expiration Time may occur later than eleven months from the date hereof).

This Irrevocable Proxy is being given to the Investors pursuant to Section 2.5(a) of the Amended and Restated Coordination Agreement, dated May 31, 2018, by and among Sankaty Champion Holdings, LLC, a Delaware limited liability company, Sankaty Credit Opportunities IV, L.P., a Delaware limited partnership, Centerbridge Capital Partners, L.P., a Delaware limited partnership, Centerbridge Capital Partners Strategic, L.P., a Delaware limited partnership, Centerbridge Capital Partners SBS, L.P., a Delaware limited partnership, CCP Champion Investors, LLC, a Delaware limited liability company, MAK Champion Investment LLC, a Delaware limited liability company and MAK-ro Capital Master Fund LP, a Cayman Islands limited partnership (the “Coordination Agreement”) and Section 609 of the New York Business Corporation Law. Any terms not defined herein shall have this meaning given to such terms in the Coordination Agreement.

UNTIL THE EXPIRATION TIME, THIS PROXY IS AN IRREVOCABLE PROXY (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) COUPLED WITH AN INTEREST. This Irrevocable Proxy shall continue in full force and effect and remain valid until the closing of the Expiration Time, immediately upon which such proxy shall automatically terminate without any further action required by any person.

The parties hereto expressly acknowledge and agree that this Irrevocable Proxy gives each Investor the exclusive right (except as to each other Investor) to vote (or consent) the Shares in accordance with the direction of the Requisite Investor Majority. No Investor may exercise this Irrevocable Proxy on any matter except in accordance with the direction of the Requisite Investor Majority. Unless otherwise directed by the Requisite Investor Majority, each Shareholder may vote its Shares on all other matters.

All authority herein conferred shall survive the death or incapacity of such Shareholder and any obligation of such Shareholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of such Shareholder. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of the Investors.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has duly executed this Irrevocable Proxy (or caused this Irrevocable Proxy to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written. This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Time.

SHAREHOLDERS:

MAK CHAMPION INVESTMENT LLC

By:	MAK Capital Fund, L.P.

By:	/s/ Michael Kaufman
	Name:	Michael Kaufman
	Title:	Portfolio Manager

MAK-RO CAPITAL MASTER FUND L.P.

By:	MAK GP LLC, its general partner

By:	/s/ Michael Kaufman
	Name:	Michael Kaufman
	Title:	Portfolio Manager

[Signature Page – Proxy Pursuant to Amended and Restated Coordination Agreement (MAK)]

Acknowledged and Agreed:

INVESTORS

CCP CHAMPION INVESTORS, LLC

By:	CENTERBRIDGE ASSOCIATES, L.P., its manager

By:	CENTERBRIDGE CAYMAN GP LTD., its general partner

By:	/s/ Susanne V. Clark
	Name:	Susanne V. Clark
	Title:	Authorized Signatory

CENTERBRIDGE CAPITAL PARTNERS, L.P.

By:	CENTERBRIDGE ASSOCIATES, L.P., its general partner

By:	CENTERBRIDGE CAYMAN GP LTD., its general partner

By:	/s/ Susanne V. Clark
	Name:	Susanne V. Clark
	Title:	Authorized Signatory

CENTERBRIDGE CAPITAL PARTNERS STRATEGIC, L.P.

By:	CENTERBRIDGE ASSOCIATES, L.P., its general partner

By:	CENTERBRIDGE CAYMAN GP LTD., its general partner

By:	/s/ Susanne V. Clark
	Name:	Susanne V. Clark
	Title:	Authorized Signatory

CENTERBRIDGE CAPITAL PARTNERS SBS, L.P.

By:	CCP SBS GP, LLC, its general partner

By:	/s/ Susanne V. Clark
	Name:	Susanne V. Clark
	Title:	Authorized Signatory

[Signature Page – Proxy Pursuant to Amended and Restated Coordination Agreement (Sankaty)]

SANKATY CHAMPION HOLDINGS, LLC

By:	Bain Capital Credit Member, LLC, its manager

By:	/s/ Andrew S. Viens
	Name:	Andrew S. Viens
	Title:	Executive Vice President

SANKATY CREDIT OPPORTUNITIES IV, L.P.

By:	Sankaty Credit Opportunities Investors IV, LLC, its general partner

By:	Bain Capital Credit Member, LLC, its managing member

By:	/s/ Andrew S. Viens
	Name:	Andrew S. Viens
	Title:	Executive Vice President

[Signature Page – Proxy Pursuant to Amended and Restated Coordination Agreement (MAK)]

Schedule 1

Investors

Sankaty Champion Holdings, LLC,  a Delaware limited liability company

Sankaty Credit Opportunities IV, L.P., a Delaware limited partnership

Centerbridge Capital Partners, L.P., a Delaware limited partnership

Centerbridge Capital Partners Strategic, L.P., a Delaware limited partnership

Centerbridge Capital Partners SBS, L.P., a Delaware limited partnership

CCP Champion Investors, LLC, a Delaware limited liability company